Exhibit 99.1	Filed by Avalon Pharmaceuticals, Inc.
Pursuant to Rule 425 under the Securities Act of 1933
and Deemed Filed pursuant to Rule 14a-12 of
the Securities Exchange Act of 1934

Subject Company: Avalon Pharmaceuticals, Inc
Commission File No.: 001-32629
CLINICAL DATA, INC. TO ACQUIRE AVALON PHARMACEUTICALS
— Expands development capabilities in targeted therapeutics and molecular diagnostics for oncology —
NEWTON, MA and GERMANTOWN, MD — October 28, 2008, Clinical Data, Inc. (NASDAQ: CLDA) and Avalon Pharmaceuticals, Inc. (NASDAQ: AVRX) today announced that they have entered into a definitive merger agreement for Clinical Data to acquire Avalon in an all-stock transaction valued at approximately $10 million. The combined company will have a significantly expanded oncology business with a pipeline of promising oncology biomarkers and compounds, and a biomarker discovery platform to identify additional therapeutic and diagnostic candidates. The merger agreement was part of a series of transactions entered into by the companies.
“The acquisition of Avalon is aligned with our core strategy of identifying proprietary biomarkers that correlate with safety and efficacy in the development of targeted therapeutics and genetic tests used to diagnose disease and guide treatment decisions,” said Drew Fromkin, Clinical Data’s President and Chief Executive Officer. “Avalon’s comprehensive biomarker discovery platform, validated by partnerships with leading pharmaceutical companies, extensive library of biomarkers and compounds, and oncology expertise, add to our growing estate of proprietary oncology biomarkers and in-depth knowledge of biomarker and pharmacogenetic test development.”
The merger agreement was one of four separate definitive agreements signed by the companies which included: a) a private placement, b) a secured term loan agreement, and c) an exclusive license to Avalon’s drug and biomarker discovery platform.

Merger Agreement
Clinical Data entered into a definitive merger agreement to acquire Avalon for approximately $10 million in Clinical Data’s common stock, payable to current Avalon stockholders based upon the 15-day volume weighted average price of $12.49 for Clinical Data’s common stock through Monday, October 27, 2008. Additionally, as part of the merger, Clinical Data will issue contingent value rights to Avalon stockholders, payable for up to $2.5 million of additional shares of Clinical Data’s common stock, upon the receipt of certain milestone payments that Avalon may receive under its collaboration agreements with Merck & Co., Inc. and Novartis Institute for Biomedical Research, Inc. prior to June 30, 2010. Avalon’s board of directors has approved the merger agreement and has recommended the approval of the transaction to Avalon’s stockholders. The merger agreement is subject to various closing conditions, including approval by Avalon stockholders. Avalon stockholders will be asked to vote on the proposed transaction at a special meeting to be announced.
Private Placement
Clinical Data has completed a private placement of 3,390,547 shares of Avalon’s common stock, equivalent to 19.9 percent of Avalon’s issued and outstanding shares. The shares were priced at a 15 percent discount to the closing price of Avalon’s common stock on October 27, 2008, or $0.07 per share, for a total purchase price of approximately $240,000. In addition, Clinical Data was issued warrants to purchase up to an additional 1,695,273 shares of Avalon’s common stock at an exercise price of $0.86 per share (equal to the book value per share). The warrants are not exercisable for six months or to the extent that their exercise would result in Clinical Data owning more than 19.9 percent of Avalon’s outstanding common stock.
Term Loan
Clinical Data provided a $3.0 million term loan to Avalon, secured by a first priority lien on all of Avalon’s intellectual property. The loan bears interest at seven percent and all principal and accrued interest will be due to Clinical Data in full on March 31, 2009.
Exclusive License Agreement
Clinical Data provided an upfront cash payment of $1.0 million to Avalon in exchange for a royalty-free, exclusive worldwide license to Avalon’s proprietary drug and biomarker discovery platform, AvalonRx®, with carve-outs for existing Avalon compounds and programs.
“The merger with Clinical Data represents an opportunity to continue using our biomarker-based drug discovery platform to build a pipeline and first-in-class cancer therapeutics,” said Kenneth C. Carter, Ph.D., President and Chief Executive Officer of Avalon Pharmaceuticals, Inc. “With Clinical Data’s oncology biomarker development programs and abilities, we can pursue drugs and diagnostics that offer the greatest potential value for patients, providers, payers and our stockholders.”
Piper Jaffray & Co. acted as financial advisor to Avalon Pharmaceuticals, Inc. in this transaction.
Important Additional Information will be Filed with the SEC.
Clinical Data intends to file a registration statement on Form S-4 with the Securities and Exchange Commission (SEC) in connection with the transaction. Avalon intends to file with the SEC and mail to its stockholders a proxy statement/prospectus in connection with the transaction. Investors and security holders are urged to read the registration statement on Form S-4 and the related proxy statement/prospectus when they become available because they will contain important information about the merger transaction.
Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by contacting Clinical Data Investor Relations at the email address: tmcneely@clda.com or by phone at (617) 527-9933 x3373.
In addition to the registration statement and related proxy statement/prospectus, Clinical Data files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by Clinical Data, Inc. at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Clinical Data, Inc.’s filings with the SEC are also available to the public from commercial document-retrieval services and at SEC’s website at www.sec.gov, and from Investor Relations at Clinical Data as described above.
This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.
Clinical Data, Avalon and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Avalon in connection with the merger transaction. Information regarding the special interests of these directors and executive officers in the merger transaction will be included in the proxy statement/prospectus of described above. Additional information regarding the directors and executive officers of Clinical Data is also included in Clinical Data’s proxy statement for its 2008 Annual Meeting of Stockholders which was filed with the SEC on July 29, 2008 and its Annual Report on Form 10-K for the year ended March 31, 2008, which was filed with the SEC on June 16, 2008. These documents are available as described above. Additional information regarding the directors and executive officers of

Avalon is also included in Avalon’s proxy statement for its 2008 Annual Meeting of Stockholders which was filed with the SEC on April 29, 2008 and its Annual Report on Form 10-K for the year ended December 31, 2007, which was filed with the SEC on March 31, 2008. These documents are available as described above.
About Clinical Data, Inc.
Clinical Data is a global biotechnology company unlocking the potential of molecular discovery, From Targeted Science to Better Healthcare™. Its PGxHealth® division focuses on proprietary biomarker and pharmacogenetic test development, as well as targeted therapeutics to help predict drug safety and efficacy, thereby reducing health care costs and improving clinical outcomes. Its Cogenics® division provides genomics services to both research and regulated environments. Through these divisions, Clinical Data is leveraging advances in molecular discovery to provide tangible benefits for patients, doctors, scientists and health plans worldwide. Visit the company’s website at www.clda.com for more information.
About Avalon Pharmaceuticals
Avalon is a biopharmaceutical company focused on the discovery, development and commercialization of first-in-class cancer therapeutics. AvalonRx® is the company’s proprietary platform which is based on large-scale biomarker identification and monitoring, used to discover and develop therapeutics for pathways that have historically been characterized as “undruggable.” Avalon is headquartered in Germantown, MD.
For More Information
Theresa McNeely
VP, Corporate Communications
Clinical Data, Inc.
(617) 527-9933 x 3373
Avalon Pharmaceuticals, Inc.
C. Eric Winzer
EVP & Chief Financial Officer
301-556-9900
SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
This press release contains certain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Words such as “expect(s)”, “feel(s)”, “believe(s)”, “will”, “may”, “anticipate(s)”, “intend(s)” and similar expressions are intended to identify such forward-looking statements. These statements include, but are not limited to, statements about forecasts of market growth, future revenue, benefits of the proposed merger, expectations that the merger will be accretive to Clinical Data’s results, Clinical Data’s ability to successfully integrate the operations, business, technology and intellectual property obtained in the proposed acquisition of Avalon; Clinical Data’s ability to obtain regulatory approval for, and successfully introduce its and Avalon’s products; Clinical Data’s ability to expand its long-term business opportunities; financial projections and estimates and their underlying assumptions; and statements regarding future performance. All of such information and statements are subject to certain risks and uncertainties, the effects of which are difficult to predict and generally beyond the control of the Company, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include, but are not limited to: difficulties encountered in integrating merged businesses; uncertainties as to the timing of the merger; approval of the transaction by the stockholders of Avalon; the satisfaction of closing conditions to the transaction, including the receipt of regulatory approvals; whether certain market segments grow as anticipated; whether any of merged business’ therapeutic products will advance further in the clinical trials process and whether and when, if at all, any of their therapeutic products will receive final approval from the U.S. Food and Drug Administration and equivalent foreign regulatory agencies and for which indications; whether merged business’ therapeutic products will be successfully marketed if approved; the extent to which genetic markers (haplotypes) are predictive of clinical outcomes and drug efficacy and safety; the strength of the merged business’ intellectual property rights; competition from pharmaceutical, biotechnology and diagnostics companies; whether the merged business will be able to develop or acquire additional products and attract new business and strategic partners; changes in government regulations, and changing relationships with customers, payers, suppliers and strategic partners; and those risks identified and discussed by Clinical Data and Avalon in their filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. Neither Clinical Data nor Avalon undertakes any obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers are also urged to carefully review and consider the various disclosures in Clinical Data’s SEC periodic and interim reports, including but not limited to its Annual Report on Form 10-K for the fiscal year ended March 31, 2008, Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2008, Avalon’s SEC periodic and interim reports, including but not limited to its Annual Report on Form 10-K for the fiscal year ended December 31, 2007, Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31 and June 30, 2008, and Current Reports on Form 8-K filed from time to time by Clinical Data and Avalon You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.
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